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                                                                Exhibit 99



Gary Nuttall
381 Robinwood Lane
Wheaton, IL  60187
(630) 690-3823
Fax: (630) 690-3823

September 25, 1996



Ms. Eunice M. Antosh
Secretary to the Board of Directors of Regency Affiliates, Inc.
10842 Old Mill Road, Suite #5
Omaha, NE  68154

Dear Eunice:

RE: THE RESIGNATION OF GARY NUTTALL FROM THE BOARD OF DIRECTORS OF REGENCY AFFILIATES, INC.

In accordance with Section 19 of the By-Laws of Regency Affiliates, Inc., this letter is to serve as notice of my resignation as a Director of Regency Affiliates, Inc., effective immediately.

Sincerely,

/s/ G. K. Nuttall

Mr. Gary Nuttall


cc:     Mr. James K. Koehler